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Exhibit 10.30

AMENDMENT NUMBER TWO TO LOAN AND
SECURITY AGREEMENT AND WAIVER

        This Amendment Number Two to Loan and Security Agreement and Waiver ("Second Amendment") is entered into as of December 14, 2002, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Borrower"), in light of the following:

        A.    Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of December 14, 2000;

        B.    On or about June 19, 2001, Borrower and Foothill entered into that certain amending Letter Agreement, whereby certain terms and conditions of the Agreement were temporarily amended;

        C.    On or about February 22, 2002, Borrower and Foothill entered into that certain Amendment Number One to Loan and Security Agreement (the Loan Agreement, as amended by the letter agreement and the first amendment, as referenced above, is hereinafter referred to as the "Loan Agreement")

        D.    Borrow has requested that for the period from August 15, 2002 through September 30, 2002 (the "Temporary Additional Availability Period") Foothill make available to Borrower an additional One Million Five Hundred Thousand Dollars ($1,500,000.00) of availability (the "Temporary Additional Availability").

        E.    Borrower and Foothill desire to further amend the Loan Agreement as provided for and on the conditions herein.

        NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

        1.    DEFINITIONS.    All initially capitalized terms used in this Second Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        2.    AMENDMENTS.

          (a)  The definition of "Eligible Accounts" as set forth in Section 1.1 of the Loan Agreement is amended by deleting subsection (1) contained therein and substituting the following in its place and stead:

            "(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed either the dollar or percentage limitations of all Eligible Accounts set forth below, to the extent of the obligations owing by such Account Debtor in excess of such dollar limitation or percentage:

              (q)  The Boeing Company, thirty-three percent (33%), provided however, that during the Temporary Additional Availability Period, the percentage limitation shall be forty-five percent (45%),

              (r)  J. F. Taylor, Inc., fifteen percent (15%),

              (s)  United States Air Force-DOD, twenty-five percent (25%),

              (t)    United States Navy-DOD, twenty-five percent (25%),

              (u)  Lockheed Martin, twenty-five percent (25%),

              (v)  CAE Electronics, Ltd., twenty-five percent (25%),

              (w)  Thales, twenty-five percent (25%), provided however, that during the Temporary Additional Availability Period, the percentage limitation shall be forty-five percent (45%),

              (x)  STN Atlas Elektronik, GMBH, thirty-three percent (33%),

              (y)  Eligible Foreign Accounts, in the aggregate, in excess of three million dollars ($3,000,000), and

              (z)  all other Account Debtors not listed immediately above in subsections(i)(q-y), ten percent (10%):

            "provided, however, that at no time can the Eligible Accounts of the largest three account debtors listed in subsections (i)(q-y) above in the aggregate exceed forty percent (40%) of all Eligible Accounts(provided, further, that during the Temporary Additional Period, the percentage limitation shall be sixty percent (60%), and

            "provided, however, that at no time can the increased percentage limitations permitted during the Temporary Additional Availability Period set forth in sub-sections (q) and (w) above provide for Advances which at any point in time exceed Seven Hundred and Fifty Thousand Dollars ($750,000.00) for such increased percentage limitations, and

            "provided, further, that Foothill can lower the percentages set forth in subsection (i)(q-x) above if in the exercise of its Permitted Discretion it believes there has been a change in the creditworthiness of such Account Debtor(s),"

          (b)  The definition of "Maximum Amount" as set froth in Section 1.1 of the Loan Agreement is deleted in its entirety and the following is substituted in its place and stead:

            "Maximum Amount" means, (i) for the Temporary Additional Availability Period, the sum of Thirty-Million Seven Hundred Fifty Thousand Dollars ($31,750,000.00), (ii) and at any other date of determination, Twenty-Five Million Dollars ($25,000,000)."

          (c)  The definition of "RP Release Price" as set forth in Sections 1.1 and 7.4 of the Loan Agreement shall be supplemented and amended by amending and restating in its entirety the definition of RP Release Price as set forth in Section 1.1 of the Loan Agreement:

            "RP Release Price" means: (a) the definitions set forth in Section 7.4 herein; and (b) such release price for other portions of the Real Property Collateral as may be agreed to from time to time by Foothill, in its sole and absolute discretion."

          (d)  Section 2.1(b) shall be amended by deleting it in its entirety and substituting the following in its place and stead:

            (b)  For purposes of this Agreement, "Receivables Advances Borrowing Base", as of any date of determination, shall mean the result of:

              (w)  during the Temporary Additional Availability Period, the sum of Seven Hundred Thousand and Fifty Thousand Dollars ($750,000.00)

              (x)  the lesser of (i) seventy-five percent (75%) of the value of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to twenty-five percent (25%) of Borrower's Collections with respect to Accounts for the immediately preceding ninety (90) day period, minus

              (y)  the Average Undrawn Portion of Letters of Credit (without duplication of such amounts if subtracted pursuant to Section 2.2(a), minus

              (z)  the aggregate amount of reserves, if any, established by Foothill under Sections 2.1(b), 6.11 and 10.

          (e)  Section 2.10 of the Loan Agreement shall be amended by adding the following two sections (d) and (e)

            "(d) Second Amendment Fee. Upon mutual execution hereof, a fee as consideration for entering into the Second Amendment, in the amount of Fifty Thousand Dollars ($50,000.00), which such fee Foothill can charge to Borrower's Loan Account.

            "(e) Temporary Availability Fee. A fee in the amount of: (i) Two Thousand Five Hundred Dollars ($2,500.00) per day for each and every day in which between One ($1.00) and Seven Hundred Fifty Thousand Dollars ($750,000.00) of Temporary Additional Availability is utilized; or (ii) Five Thousand Dollars ($5,000.00) per day for each and every day in which more than Seven Hundred Fifty Thousand Dollars ($750,000.00) of Temporary Additional Availability is utilized."

        3.    REPRESENTATIONS AND WARRANTIES.    Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

        4.    NO DEFAULTS.    Borrower hereby affirms to Foothill that, other than Events of Default having been expressly waived by Foothill in writing, no Event of Default has occurred and is continuing as of the date hereof.

        5.    CONDITION PRECEDENT.    The effectiveness of this Second Amendment is expressly conditioned upon the receipt by Foothill of an executed copy of this Second Amendment.

        6.    COSTS AND EXPENSES.    Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        7.    LIMITED EFFECT.    In the event of a conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        8.    COUNTERPARTS; EFFECTIVENESS.    This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Second Amendment. This Second Amendment shall become effective upon the execution of a counterpart of this Second Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

FOOTHILL CAPITAL CORPORATION, a California corporation
By:	/s/ CHARLES KIM
Title:	Vice President
EVANS & SUTHERLAND COMPUTER, a Utah corporation
By:	/s/ WILLIAM M. THOMAS
Title:	C.F.O

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  Exhibit 10.30